Exhibit 10.35
                         CHADMOORE WIRELESS GROUP, INC.
                     Amended Nonqualified Stock Option Plan

                                October 12, 1995


1. Purpose. The purpose of the Plan is to provide a continuing, long-term incentive to selected eligible key employees of Chadmoore Wireless Group, Inc. (the "Company") and of any existing or future subsidiary of the Company (the term "subsidiary" as used herein to include any corporation in a continuous chain, beginning with the Company, in which each corporation except the last one in the chain owns at least a majority of the outstanding voting shares in one of the other corporations in such chain).

2. Shares covered by Plan. The number of shares of stock which may be issued pursuant to options granted previously and hereafter under the Plan will not exceed 1,500,000 shares of the Company's common stock, whether authorized and unissued or whether issued and thereafter acquired by the Company. If any options granted under the Plan shall, for any reason other than the call of stock appreciation rights, terminate or expire without having been exercised in full, the stock not purchased under such options shall be available again for the purposes of the Plan.

3.       Administration.

         (a) The Plan shall be administered by a committee of Directors of the Company ("Committee") to be appointed from time to time by the Company's Board of Directors and to consist of not less than three members of the Board.

        (b) Subject to the terms of the Plan, the Committee shall have full and final authority to determine the persons who are to be granted options under the Plan and the number of shares subject to each option, the option price, the form, terms and conditions of the options, whether stock appreciation rights shall be issued in conjunction with such options or with respect to options theretofore issued under the Plan, and the time or times when each option becomes exercisable and the duration of the exercise period, and to make such other determinations as may be appropriate or necessary for the administration of the Plan.

         (c) The Committee shall select one of its members as the Chairman, and shall hold its meetings at such times and places as it shall deem advisable. At least one half of its members shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members who are present. In the event a member may be granted options under the Plan, the determination shall be made by the Company's Board of Directors. Any decision or determination reduced to writing and signed by a majority of all of the members shall be fully as effective as if made

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Amended Nonqualified Stock Option Plan
October 12, 1995
Page 2

                  by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, shall keep minutes of its meetings, and may make such rules and regulations for the conduct of its business and for the carrying out of the Plan as it shall deem appropriate.

        (d) The interpretation and construction by the Committee of any provisions of the Plan and of the options granted thereunder shall be final and conclusive on all persons having any interest thereunder.

4. Eligible participants. Directors, officers and key employees of the Company or a subsidiary shall be eligible to participate in the Plan.

5. Options price. The purchase price under each option shall not be less than the fair market value of the stock at the time of the grant of the option, provided, that stock appreciation rights granted with respect to the shares of stock covered by an outstanding option, by way of amendment thereof, may be granted on the basis of the option price for such shares fixed by the initial grant of such option.

6. Terms of option. No option shall be granted for a term in excess of ten years from the date it is granted.

7. Stock appreciation rights. In connection with the grant of any stock option, the Committee may grant a stock appreciation right pursuant to which the optionee shall have the right to surrender all or part of such stock option and to exercise the stock appreciation right (the "call") and thereby obtain payment of an amount equal to the difference between the aggregate option price of such shares so surrendered and the fair market value of such shares on the date of such surrender. The call of such stock appreciation rights shall be subject to such limitations (including, but not limited to, limitations as to time and amount) as the Committee may deem appropriate. The Committee shall have sole discretion either to consent to or disapprove any election by the optionee as to form of payment, as well as any election by him to exercise his stock appreciation right at any time after such election. Such payment may be made in shares of common stock (at its fair market value on the date of call), or in cash, or partly in such shares and partly in cash, at the discretion of the Committee. The Committee may grant stock appreciation rights with respect to outstanding options by way of amendment of such options, but no such amendment shall be made where the optionee is within one year of normal retirement.

8. Limitation on transfer of options. The option (including any stock appreciation right pertaining thereto) shall not be transferable without approval of the Committee, except by will or by the laws of descent and distribution.

9. Exercise of option. Each exercise of an option granted hereunder, including the call of a stock appreciation right, whether in whole or in part, shall be by written notice to the Chief Executive Officer of the Company designating the number of shares for which the option is exercised, and, where stock is to be purchased pursuant to such exercise, shall be accompanied by payment in full for the number of shares so designated.


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Amended Nonqualified Stock Option Plan
October 12, 1995
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10.      Condition  to  exercise  of option.  In order to enable the  Company to comply with the Securities Act of 1933, the Company may require any person to whom an option is granted, his legal representative, heir, legatee, or distributee, or a transferee, as a condition of the exercising of any option granted hereunder, to give written assurance satisfactory to the Company that the stock subject to the option is being acquired for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration under the Securities Act.

11. Termination of option. An option shall terminate and no rights thereunder may be exercised if the person to whom it is granted ceases to be employed whether by the Company or by the subsidiary except that:

         (a) If his employment is terminated by any reason other than for cause or his death, he may, at any time within not more than two (2) years after termination of his employment, exercise his option rights but only to the extent that they are exercisable by him on the date of termination of his employment; provided however, that if the shares underlying the option have been duly registered with the Securities and Exchange Commission, then he may, at any time within not more than three months after termination of his employment, exercise his option rights but only to the extent that they are exercisable by him on the date of termination of his employment; or

         (b) If his employment is terminated for cause, i.e. deliberate, willful or gross misconduct as determined by the Committee, all rights under this option shall terminate and expire upon such termination; or

        (c) If he dies while in the employ of the Company or a subsidiary, or within not more than three months after the termination of his employment, his option rights may be exercised at any time within 18 months following his death by the person or persons to whom his rights under the option shall pass by will or by the laws of the descent and distribution; provided, however that with respect to decedents who were employees at the time of their death:

                  (1) Any installment limitations that would otherwise apply shall be waived; and

                  (2) All unexpired call periods of stock appreciation rights shall be accelerated and extended so that the stock appreciation rights shall be accelerated and extended so that the stock appreciation covered thereby may be called at any time and to the full extent that the option may be so exercised; and

                  With respect to decedents who were not employees at the time of death, such option rights may be exercised or called only to the extent exercisable or callable on the date of termination of employment; provided


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Amended Nonqualified Stock Option Plan
October 12, 1995
Page 4

                  further, however, that in no event may any option rights be exercised by anyone after the expiration of the term of the option.



12.     Limitations on exercise of option rights.

        (a) Minimum period prior to exercise; installments. The Committee may establish at the time the option is granted a minimum period of continuous employment prior to exercise or vesting of rights under the option. Thereafter, the option may be exercisable in whole or in installments, as determined by the Committee at the time the option is granted.

        (b) Minimum number of shares. The minimum number of shares with respect to which option rights may be exercised in part at any time shall be as determined by the Committee at the time the option is granted.

13. Amendments to the plan. The Company's Board of Directors may from time to time make such amendments to the Plan as it may deem proper and in the best interests of the Company or a subsidiary provided that,

        (a) No amendment shall be made which (1) would impair, without the consent of the optionee, any option theretofore granted under the Plan or deprive any optionee of any shares of stock of the Company which he may have acquired through or as a result of the Plan, or (2) would withdraw the administration of the Plan from a Committee of Directors of the Company meeting the qualifications set forth in Section 3(a) hereof.

        (b) Any such amendment which would (1) materially increase the benefits accruing to participants under the Plan; (2) materially increase the number of securities which may be issued under the Plan; or (3) materially modify the requirements as to eligibility for participation in the Plan, shall be submitted to the stockholders of the Company for their approval at the next annual or special meeting after adoption by the Board of Directors, and, if such stockholder approval is not obtained, the amendment, together with any actions taken under the plan on the necessary authority of such amendment, shall be null and void.

14. Termination of plan. The Plan may be terminated at any time by the Company's Board of Directors except with respect to options then outstanding under the Plan.

15. Adjustment in shares covered by plan. If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, rights offerings, change in the corporate structure of the Company, or otherwise, appropriate adjustment shall be made as to the maximum number of shares subject to the Plan, and the number of shares and prices per share of stock subject to outstanding options.